EXHIBIT 21

                  SUBSIDIARIES OF EURO TRADE & FORFAITING, INC.

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

                                          JURISDICTION
NAME OF SUBSIDIARY(1)                     OF INCORPORATION        SHAREHOLDINGS AT END OF YEAR
----------------------------------------  ----------------------  -----------------------------
Euro Trade & Forfaiting Company Limited   United Kingdom                                   100%

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(1)  The  Company's  subsidiary  conduct  business  under  its  own  name.